UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2021

Petrolia Energy Corporation

(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 N. Post Oak Rd., Ste. 400, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 723-1266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BBLS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On October 25, 2021, Petrolia Energy Corporation (the “Company”, “we” and “us”) issued one share of its newly designated shares of Series B Preferred Stock (the rights associated with such Series B Preferred Stock are described in greater detail under Item 5.03, which information is incorporated by reference into this Item 5.01), to each of the three members of its then Board of Directors, (1) James E. Burns, (2) Leo Womack and (3) Ivar Siem, in consideration for services rendered to the Company as members of the Board of Directors. Such shares of Series B Preferred Stock vote in aggregate sixty percent (60%) of the total vote on all shareholder matters, voting separately as a class, as discussed in greater detail below under Item 5.03.

We claim an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of the shares of Series B Preferred Stock discussed above pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the transactions did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had information regarding the Company similar to what would be included in a Registration Statement under the Securities Act, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

The information and disclosures set forth in Item 5.03 hereof are incorporated by reference into this Item 3.03 in their entirety.

Item 5.01. Changes in Control of Registrant.

As a result of the issuance of the shares of Series B Preferred Stock as discussed in Item 3.02 above, and pursuant to the terms of the Series B Preferred Stock which vote in aggregate sixty percent (60%) of the total vote on all shareholder matters, voting separately as a class, as discussed in greater detail below under Item 5.03, a change of control of the Company occurred, with (1) James E. Burns, (2) Leo Womack and (3) Ivar Siem, obtaining voting control over the Company. The shares of Series B Preferred Stock were issued to such persons described above in consideration for each of the current members of the Board of Directors agreeing to continue to serve in such capacities, in consideration for past services rendered as members of the Board of Directors and in further consideration of the liability each of such Board members have incurred as members of the Board of Directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2021, the Board of Directors of the Company approved the filing of a Certificate of Designations of Petrolia Energy Corporation Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series B Preferred Stock (the “Series B Preferred Stock” and the “Series B Designation”), with the Secretary of State of Texas, which designation was filed with, and became effective with, the Secretary of State of Texas on October 25, 2021. The Series B Designation designated three shares of Series B Preferred Stock.

Series B Preferred Stock

The Series B Designation provides for the Series B Preferred Stock to have the following rights:

Dividend Rights. The Series B Preferred Stock do not accrue dividends.

Liquidation Preference. The Series B Preferred Stock have no liquidation preference.

Conversion Rights. The Series B Preferred Stock have no conversion rights.

Voting Rights. For so long as any shares of Series B Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, have the right to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of the Company and upon any action taken by stockholders of the Company with or without a meeting) equal to sixty percent (60%) of the total vote (the “Total Series B Vote” and the “Voting Rights”). For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series B Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 15,000 shares, out of a total number of 25,000 shares voting.

Additionally, so long as Series B Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series B Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series B Preferred Stock, (ii) effect any reclassification of the Series B Preferred Stock, (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series B Preferred Stock; or (iv) amend, alter or repeal any provision of the Series B Designation (except in connection with certain non-material technical amendments).

Notwithstanding the above, no shares of Series B Preferred Stock held by any person who is not a then member of the Board of Directors of the Company (each a “Non-Director Holder”), shall have any Voting Rights and the Voting Rights of all other shares of Series B Preferred Stock (including, but not limited to the Total Series B Vote) shall be calculated without regard to, and without taking into account, the shares of Series B Preferred Stock held by such Non-Director Holder.

Redemption Right. The Company has the option in its sole discretion, at any time, with the majority consent or approval of the Board of Directors of the Company, to redeem any outstanding shares of Series B Preferred Stock of the Company held by any Non-Director Holder, by paying the Non-Director Holder(s) a redemption price of $1.00 per share for each such Series B Preferred Stock shares redeemed (the “Redemption Amount”, and each a “Redemption”). The payment by the Company to the Non-Director Holder (at such Non-Director Holder’s address of record) of the Redemption Amount in connection with a Redemption automatically results in the cancellation, termination and invalidation of any outstanding Series B Preferred Stock held by a Non-Director Holder or his, her or its assigns.

Purchase Right. In the event the Company is legally prohibited from exercising the redemption right discussed above, any one or more of the other holders of the Series B Preferred Stock, other than any Non-Director Holder(s) (the “Director Holders”), have the option, exercisable in their sole discretion, to purchase their pro rata share of any shares of Series B Preferred Stock held by any Non-Director Holder(s) for $1.00 per share of Series B Preferred Stock (the “Purchase Amount”, and the “Purchase”). The payment by the Director Holder(s) of the Series B Preferred Stock to the Non-Director Holder of the Purchase Amount automatically, and without any required action by the Director Holder(s) or the Non-Director Holder, results in the transfer of the rights to, and ownership of, such Series B Preferred Stock held by a Non-Director Holder or his, her or its assigns, to the Director Holder(s), pro rata with their payment of the Purchase Amount.

Protective Provisions. Subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Company cannot without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class:

(a) Issue any additional shares of Series B Preferred Stock after the original issuance of shares of Series B Preferred Stock;

(b) Increase or decrease the total number of authorized or designated shares of Series B Preferred Stock;

(c) Effect an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock;

(d) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in the Series B Designation.

Transfer Restrictions. Each holder of Series B Preferred Stock is prohibited from Transferring any shares of Series B Preferred Stock. “Transfer” means directly or indirectly (a) offering for sale, selling, pledging, hypothecating, transferring, assigning or otherwise disposing of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law); or (b) entering into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the benefits or risks of ownership of the applicable securities, whether any such transaction is to be settled by delivery of securities or other securities, in cash or otherwise.

* * * * *

The description of the Series B Designation above is not complete and is qualified in its entirety by the full text of the Series B Designation, filed herewith as Exhibit 3.1 , which is incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1*	Certificate of Designations of Petrolia Energy Corporation Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series B Preferred Stock as filed with the Secretary of State of Texas on October 25, 2021

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Mark M. Allen
Mark M. Allen Chief Executive Officer

Date: October 25, 2021